DOUBLELINE FUNDS TRUST

SEVENTH AMENDMENT TO THE

AMENDED AND RESTATED CUSTODY AGREEMENT

THIS SEVENTH AMENDMENT, effective as of February ___, 2015, to the Amended and Restated Custody Agreement dated as of January 29, 2013, as amended August 21, 2013, November 20, 2013, February 26, 2014, May 22, 2014, November 20, 2014 and January 1, 2015(the “Agreement”), is entered into by and between DOUBLELINE FUNDS TRUST, a Delaware statutory trust, (the “Trust”) and U.S. BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America (the “Custodian”).

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the parties desire to amend the Agreement to add the DoubleLine Strategic Commodity Fund; and

WHEREAS, Article XV, Section 15.02 of the Agreement allows for its amendment by a written instrument executed by both parties and authorized or approved by the Board of Trustees.

NOW, THEREFORE, the parties agree as follows:

Amended Exhibit C of the Agreement is hereby superseded and replaced with Amended Exhibit C attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Seventh Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

DOUBLELINE FUNDS TRUST	U.S. BANK NATIONAL ASSOCIATION

By: _____________________________	By: ________________________________

Name: Ronald R. Redell	Name: Michael R. McVoy

Title: President	Title: Senior Vice President

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Amended Exhibit C - Amended and Restated Custody Agreement DoubleLine Funds Trust

Fund Names

Separate Series of DoubleLine Funds Trust

Name of Series
DoubleLine Total Return Bond Fund
DoubleLine Core Fixed Income Fund

DoubleLine Emerging Markets Fixed Income Fund

DoubleLine Low Duration Bond Fund

DoubleLine Floating Rate Fund

DoubleLine Multi-Asset Growth Fund

DoubleLine Shiller Enhanced CAPE

DoubleLine Flexible Income Fund

DoubleLine Low Duration Emerging Markets Fixed Income Fund

DoubleLine Selective Credit Fund

DoubleLine Long Duration Total Return Bond Fund

DoubleLine Strategic Commodity Fund

And any other Funds listed in the then current Prospectus.

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